EXHIBIT 23.5


                         CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Highwoods Properties, Inc. of our report dated March 7, 1994 relating to the financial statements of AP Southeast Portfolio Partners, L.P. which appears on page F-13 in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended June 3, 1996 and June 18, 1996.




PRICE WATERHOUSE LLP
Dallas, Texas
September 16, 1996



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